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                                                                    EXHIBIT 12.1

                 THE GOLDMAN SACHS GROUP, INC. and SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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                                                    ACTUAL                    PRO FORMA
                                         -------------------------------     ------------
                                             NINE MONTHS ENDED AUGUST        NINE MONTHS
                                                                             ENDED AUGUST
                                         ------------------------------      ------------
                                             1999              1998              1999
                                         ------------      ------------      ------------
                                                         ($ in millions)
Net earnings...........................     $ 1,985          $ 2,384            $ 1,794

Add:
  (Benefit)/provision for taxes........      (1,202)             430              1,247
  Portion of rents representative of an
     interest factor...................          74               49                 74
  Interest expense on all
     indebtedness......................       8,779           10,596              8,786
                                            -------          -------            -------
Earnings, as adjusted..................     $ 9,636          $13,459            $11,901
                                            =======          =======            =======
Fixed charges:
  Portion of rents representative of an
     interest factor...................     $    74          $    49             $   74
  Interest expense on all
     indebtedness......................       8,779           10,596              8,786
                                            -------          -------            -------
Fixed charges..........................     $ 8,853          $10,645            $ 8,860
                                            =======          =======            =======
Ratio of earnings to fixed charges.....        1.09x            1.26x              1.34x
                                            =======          =======            =======
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